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                                                                   EXHIBIT 10.36

                          SECURITIES PURCHASE AGREEMENT

         SECURITIES PURCHASE AGREEMENT (this "AGREEMENT"), dated as of February 18, 2000, by and among Spatial Technology Inc., a corporation organized under the laws of the State of Delaware (the "COMPANY"), and the purchasers (the "PURCHASERS") set forth on Schedule 1 attached hereto.

         WHEREAS:

         A. The Company and each Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D ("REGULATION D"), as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "SECURITIES ACT").

         B. Each Purchaser desires to purchase, severally and not jointly, subject to the terms and conditions stated in this Agreement, (i) the number of shares of the Company's common stock, par value $.01 per share (the "COMMON STOCK") set forth opposite such purchaser's name on Schedule 1 at a purchase price of $3.60 per share, and (ii) warrants in the form attached hereto as Exhibit A (including any warrants issued in replacement thereof, the "WARRANTS"), to acquire shares of Common Stock in a ratio of one Warrant per
1.5833 shares of Common Stock acquired hereby (rounded up to the next whole Warrant) at a purchase price of $.05 per Warrant. The shares of Common Stock issuable upon exercise of or otherwise pursuant to the Warrants are referred to herein as the "WARRANT SHARES."

         C. Contemporaneous with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement in the form attached hereto as Exhibit B (the "REGISTRATION RIGHTS AGREEMENT"), pursuant to which the Company has agreed to provide certain registration rights under the Securities Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

         NOW, THEREFORE, the Company and the Purchasers hereby agree as follows:


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1.       CERTAIN DEFINITIONS.

         For purposes of this Agreement, the following terms shall have the meanings ascribed to them as provided below:

         "BUSINESS DAY" shall mean any day on which the American Stock Exchange ("AMEX") or, if the Common Stock is not then traded on the AMEX, other principal United States securities exchange or trading market on which the Common Stock is listed or traded is open for trading.

         "INVESTMENT AMOUNT" shall mean the dollar amount to be invested in the Company at the Closing for the Shares and the Warrants pursuant to this Agreement by any Purchaser, as set forth opposite such Purchaser's name on
Schedule 1.

         "MATERIAL ADVERSE EFFECT" shall mean any material adverse effect on (i) the Securities, (ii) the ability of the Company to perform its obligations hereunder (including the issuance of the Shares and the Warrants), under the Warrants (including the issuance of the Warrant Shares) or under the Registration Rights Agreement or (iii) the business, operations, properties or financial condition of the Company and its subsidiaries, taken as a whole.

         "PRO RATA AMOUNT" shall mean, with respect to any Purchaser, a percentage computed by dividing (x) the number of shares of Common Stock of the Company then owned by such Purchaser, together with the number of shares of Common Stock of the Company which such Purchaser is then entitled to acquire through the exercise or conversion of outstanding securities of the Company by
(y) the total number of then outstanding shares of Common Stock of the Company.

         "SECURITIES" shall mean the Shares, the Warrants and the Warrant
Shares.

         "SHARES" means the shares of Common Stock to be issued and sold by the Company and purchased by the Purchasers at the Closing.

         "TRADING DAY" shall mean a Business Day on which at least 10,000 shares of Common Stock are traded on the principal United States securities exchange or trading market on which such security is listed or traded.

2.       PURCHASE AND SALE OF SHARES AND WARRANTS.

         a. Generally. Except as otherwise provided in this Section 2 and subject to the satisfaction (or waiver) of the conditions set forth in Section 6 and Section 7 below, each Purchaser shall purchase the number of Shares and Warrants determined as provided in

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this Section 2, and the Company shall issue and sell such number of Shares and
Warrants to each Purchaser for such Purchaser's Investment Amount as provided below.

         b. Number of Closing Shares and Warrants; Form of Payment; Closing
Date.

                  i. On the Closing Date (as defined below), the Company shall sell and each Purchaser shall buy (A) the number of Shares set forth opposite such Purchaser's name on Schedule 1 at a purchase price of $3.60 per share and
(B) a number of Warrants in a ratio of one Warrant per 1.5833 Shares to be purchased by such Purchaser (rounded up to the next whole Warrant) at a purchase price of $.05 per Warrant. On the Closing Date, each Purchaser shall pay the Company an amount equal to such Purchaser's Investment Amount.

                  ii. On the Closing Date, each Purchaser shall pay its Investment Amount by wire transfer to the Company, in accordance with the Company's written wiring instructions against delivery of certificates representing the Shares and duly executed Warrants being purchased by such Purchaser, and the Company shall deliver such Shares and Warrants against delivery of the such Purchaser's Investment Amount.

                  iii. Subject to the satisfaction (or waiver) of the conditions thereto set forth in Section 6 and Section 7 below, the date and time of the sale of the Shares and the Warrants pursuant to this Agreement (the "CLOSING") shall be 12:00 p.m. New York City Time on February 18, 2000 or such other date or time as the parties may mutually agree ("CLOSING DATE"). The Closing shall occur at the offices of Heller Ehrman White & McAuliffe, 711 Fifth Avenue, 5th Floor, New York, New York 10022, or at such other place as the parties may otherwise agree.

3.       THE PURCHASER'S REPRESENTATIONS AND WARRANTIES.

         Each Purchaser severally and not jointly represents and warrants to the Company as follows:

         a. Purchase for Own Account. The Purchaser is purchasing the Securities for the Purchaser's own account and not with a present view towards the distribution thereof. The Purchaser understands that the Purchaser must bear the economic risk of this investment indefinitely, unless the Securities are registered pursuant to the Securities Act and any applicable state securities or blue sky laws or an exemption from such registration is available, and that the Company has no present intention of registering any such Securities other than as contemplated by the Registration Rights Agreement. Notwithstanding anything in this Section 3(a) to the contrary, by making the foregoing representation, the Purchaser does not agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in

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accordance with or pursuant to a registration statement or an exemption from registration under the Securities Act and any applicable state securities laws.

         b. Information. The Purchaser has been furnished all materials relating to the business, finances and operations of the Company and its subsidiaries and materials relating to the offer and sale of the Securities which have been requested by the Purchaser. The Purchaser has been afforded the opportunity to ask questions of the Company and has received satisfactory answers to any such inquiries. Neither such inquiries nor any other due diligence investigation conducted by the Purchaser or its counsel or any of its representatives shall modify, amend or affect the Purchaser's right to rely on the Company's representations and warranties contained in Section 4 below.

         c. Governmental Review. The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

         d. Authorization; Enforcement. The Purchaser has the requisite power and authority to enter into and perform its obligations under this Agreement and to purchase the Shares and the Warrants in accordance with the terms hereof. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Purchaser and is a valid and binding agreement of the Purchaser enforceable against the Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

         e. Transfer or Resale. The Purchaser understands that (i) except as provided in the Registration Rights Agreement, the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be transferred unless (a) subsequently registered thereunder, (b) the Purchaser shall have delivered to the Company an opinion of counsel reasonably acceptable to the Company (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Securities to be sold or transferred may be sold or transferred under an exemption from such registration, or (c) sold under Rule 144 promulgated under the Securities Act (or a successor rule); and (ii) neither the Company nor any other person is under any obligation to register such Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder, in each case, other than pursuant to the Registration Rights Agreement. Notwithstanding the foregoing, no such registration statement or opinion of counsel shall be necessary for a transfer by a Purchaser which is (A) a partnership to its partners or former partners in accordance with partnership interests, (B) a corporation to its stockholders in accordance with their interest in the corporation, (C) a limited liability

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company to its members or former members in accordance with their interest in the limited liability company, or (D) to the Purchaser's family member or trust for the benefit of an individual Purchaser.

         f. Legends. The Purchaser understands that the Shares and the Warrants and, until such time as the Shares and Warrant Shares have been registered under the Securities Act as contemplated by the Registration Rights Agreement or otherwise may be sold by the Purchaser under Rule 144, the certificates for the Shares and Warrant Shares may bear a restrictive legend in substantially the following form:

                  The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state of the United States. The securities represented hereby may not be offered or sold in the absence of an effective registration statement for the securities under applicable securities laws unless offered, sold or transferred under an available exemption from the registration requirements of those laws.

         The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Security upon which it is stamped, if, (a) the sale of such Security is registered under the Securities Act, (b) such holder provides the Company with an opinion of counsel, in form and substance customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Security may be made without registration under the Securities Act or (c) such holder provides the Company with reasonable assurances that such Security can be sold under Rule 144(k). The Purchaser agrees to sell all Securities, including those represented by a certificate(s) from which the legend has been removed, pursuant to an effective registration statement or under an exemption from the registration requirements of the Securities Act. The legend shall be removed when such Security may be sold pursuant to an effective registration statement or sold under Rule 144(k).

         g. Accredited Investor Status. The Purchaser is an "ACCREDITED INVESTOR" as that term is defined in Rule 501(a) of Regulation D. The Purchaser is not registered as a broker or dealer under Section 15(a) of the Securities Exchange Act of 1934, as amended, or a member of the National Association of Securities Dealers.

         h. Company Reliance. The Purchaser understands that the Shares are being offered and sold and the Warrants are being issued to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser's compliance with, the representations, warranties, agreements, acknowledgments, and

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understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Shares and the Warrants.

4.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company represents and warrants to each Purchaser as follows:

         a. Organization and Qualification. The Company is a corporation, and each of its subsidiaries is an entity, duly organized and existing under the laws of the jurisdiction in which it is organized, and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company and each of its subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary and where the failure so to qualify would have a Material Adverse Effect. The SEC Documents set forth the name of each of the Company's subsidiaries and its jurisdiction of organization. Each of the Company's subsidiaries are wholly-owned.

         b. Authorization; Enforcement. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Warrants and the Registration Rights Agreement, to issue and sell the Shares and the Warrants in accordance with the terms hereof and to issue the Warrant Shares upon exercise of the Warrants in accordance with the terms of the Warrants;
(ii) the execution, delivery and performance of this Agreement, the Warrants and the Registration Rights Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby (including, without limitation, the reservation for issuance and issuance of the Shares and the issuance of the Warrants, and the reservation for issuance and issuance of the Warrant Shares) have been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company, its Board of Directors or its stockholders is required; (iii) this Agreement has been duly executed and delivered by the Company; and (iv) this Agreement constitutes, and, upon execution and delivery by the Company of the Registration Rights Agreement and the Warrants, such agreements will constitute, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

         c. Capitalization. As of the date hereof, the authorized capital stock of the Company consists of 25,000,000 shares, consisting of two classes: 22,500,000 shares of Common Stock and 2,500,000 shares of Preferred Stock. According to a certificate from the Company's transfer agent dated February 18, 2000, an aggregate of 9,543,823 shares


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of the Company's Common stock were issued and outstanding as of the date of such transfer agent certificate. No shares of the Company's Preferred Stock are outstanding as of the date hereof. As of the date hereof, there is an aggregate of 2,882,411 shares of the Company's Common Stock reserved for issuance under the Company's option plans and employee stock purchase plan. All of such outstanding shares of the Company's capital stock have been, or upon issuance will be, validly issued, fully paid and nonassessable. Except as set forth in this Section 4(c) or on Schedule 4(c), no shares of capital stock of the Company (including the Shares or the Warrant Shares) or any of the subsidiaries are subject to preemptive rights or any other similar rights of the stockholders of the Company or any liens or encumbrances. Except for the Securities and as disclosed in this
Section 4(c) or Schedule 4(c), as of the date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company or any of its subsidiaries, or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or such subsidiaries, and (ii) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of its or their securities under the Securities Act (except the Registration Rights Agreement). Except as set forth on Schedule 4(c), there are no securities or instruments containing price-based antidilution or similar provisions that may be triggered by the issuance of the Securities in accordance with the terms of this Agreement, the Warrants or the Registration Rights Agreement and the holders of the securities and instruments listed on such Schedule 4(c) have waived any rights they may have under such antidilution or similar provisions in connection with the issuance of the Securities in accordance with the terms of this Agreement, the Warrants or the Registration Rights Agreement. The Company has made available to each Purchaser and counsel for the Purchasers true and correct copies of the Company's Certificate of Incorporation as in effect on the date hereof ("CERTIFICATE OF INCORPORATION"), the Company's By-laws as in effect on the date hereof (the "BY-LAWS") and all other instruments and agreements governing securities convertible into or exercisable or exchangeable for capital stock of the Company, except for stock options granted under any employee benefit plan or director stock option plan of the Company.

         d. Issuance of Shares. The Shares are duly authorized and when issued and paid for in accordance with the terms hereof, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances, and will not be subject to preemptive rights or other similar rights of stockholders of the Company and will not impose personal liability upon the holder thereof. The Warrant Shares are duly authorized and reserved for issuance, and, upon exercise of the Warrants in accordance with the terms thereof, will be validly issued, fully paid and non-assessable and free from all taxes and liens, claims and encumbrances and will not be subject to preemptive rights


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or other similar rights of stockholders of the Company and will not impose personal liability upon the holder thereof.

         e. No Conflicts. The execution, delivery and performance of this Agreement, the Registration Rights Agreement and the Warrants by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the reservation for issuance and issuance of the Shares, the Warrant Shares and the issuance of the Warrants) will not (i) conflict with or result in a violation of the Certificate of Incorporation or By-laws or (ii) conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities laws and regulations and AMEX regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected (except, with respect to clause (ii), for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). Neither the Company nor any of its subsidiaries is in violation of its Certificate of Incorporation, By-laws and other organizational documents and neither the Company nor any of its subsidiaries is in default (and no event has occurred which, with notice or lapse of time or both, would put the Company or any of its subsidiaries in default) under, nor has there occurred any event giving others (with notice or lapse of time or both) any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, except for actual or possible violations, defaults or rights as would not, individually or in the aggregate, have a Material Adverse Effect. The businesses of the Company and its subsidiaries are not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for actual or possible violations, if any, the sanctions for which either singly or in the aggregate would not have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws, the Company is not required to obtain any consent, approval, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement (including, without limitation, the issuance and sale of the Shares and Warrants as provided hereby), or the Warrants (including the issuance of the Warrant Shares), in each case in accordance with the terms hereof or thereof. The Company is not in violation of the listing requirements of the AMEX and does not reasonably anticipate that the Common Stock will be delisted by AMEX in the foreseeable future based on its rules (and interpretations thereof) as currently in effect.



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         f. SEC Documents; Financial Statements. Since October 1996,
the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and has filed all registration statements and other documents required to be filed by it with the SEC pursuant to the Securities Act (all of the foregoing filed prior to the date hereof, and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to herein as the "SEC DOCUMENTS"). The Company has made available to each Purchaser and to counsel for the Purchasers true and complete copies of the SEC Documents not filed on EDGAR and requested by Purchasers, except for the exhibits and schedules thereto and the documents incorporated therein. The SEC Documents available to the Purchasers through the EDGAR archives of the SEC are true and complete copies of all SEC Documents filed by the Company through EDGAR. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any statements made in any such SEC Documents that are or were required to be updated or amended under applicable law have been so updated or amended. As of their respective dates, the financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC applicable with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates thereof and the results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments). Except as set forth in the SEC Documents, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the date of such SEC Documents and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such SEC Documents, which liabilities and obligations referred to in clauses (i) and (ii), individually or in the aggregate, are not material and would not have a Material Adverse Effect.


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         g. Absence of Certain Changes. Except as disclosed in the SEC
Documents, since September 30, 1999, there has been no change or development which individually or in the aggregate has had or could have a Material Adverse Effect.

         h. Absence of Litigation. Except as disclosed in the SEC Documents and set forth on Schedule 4(h), there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, or to the knowledge of the Company, threatened against or affecting the Company, or any of its subsidiaries, or any of their directors or officers in their capacities as such except as would not have a Material Adverse Effect.

         i. Intellectual Property. The Company and each of its subsidiaries owns or is licensed to use all patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, permits, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other similar rights and proprietary knowledge (collectively, "INTANGIBLES") necessary for the conduct of its business as now being conducted and as proposed to be conducted. Neither the Company nor any of its subsidiaries is infringing or in conflict with any other person with respect to any Intangibles. Neither the Company nor any of its subsidiaries has received written notice that it is infringing upon third party Intangibles. Neither the Company nor any of its subsidiaries has entered into any consent, indemnification, forbearance to sue or settlement agreements with respect to the validity of the Company's or such subsidiary's ownership or right to use its Intangibles and, to the knowledge of the Company, there is no basis for any such claim to be successful. The Intangibles are valid and enforceable, and no registration relating thereto has lapsed, expired or been abandoned or canceled or is the subject of cancellation or other adversarial proceedings, and all applications therefor are pending and in good standing. The Company has complied, in all material respects, with its contractual obligations relating to the protection of the Intangibles used pursuant to licenses. To the Company's knowledge, no person is infringing on or violating the Intangibles owned or used by the Company.

         j. Agreements. Except as filed as Exhibits to the SEC Documents or as set forth in Schedule 4(j), there are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company or any of its subsidiaries is a party or by which it is bound which may involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $250,000 (other than licenses pursuant to license agreements entered into in the ordinary course of the Company's business) or (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company (other than licenses pursuant to license agreements entered into in the ordinary course of the Company's business), or (iii) provisions restricting or affecting the development, manufacture or distribution of the


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Company's or its subsidiaries' products or services, or (iv)
indemnification by the Company or any subsidiary with respect to infringements of proprietary rights (other than indemnification obligations arising from purchase or sale agreements entered into in the ordinary course of business) or (v) transactions between the Company and any of the Company's or its subsidiaries' officers, directors, affiliates, or any affiliates thereof (other than pursuant to employment agreements or stock or benefit plans), or (vi) employment of the Company's officers or (vii) incurrence of any indebtedness for money borrowed or any other liabilities (other than with respect to dividend obligations, distributions, indebtedness and other obligations incurred in the ordinary course of business or as disclosed in the SEC Documents) individually in excess of $250,000 or, in the case of indebtedness and/or liabilities individually less than $250,000, in excess of $500,000 in the aggregate, or (viii) the making of any loans or advances to any person, other than ordinary advances for travel expenses, or (ix) the sale, exchange or other disposition of any of its assets or rights, other than licenses in the ordinary course of business.

         k. Foreign Corrupt Practices. Neither the Company, or any of its subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any of its subsidiaries has, in the course of such person's actions for, or on behalf of, the Company, or any of its subsidiaries, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the United States Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

         l. Environment. Except as disclosed in the SEC Documents (i) there is no environmental liability, nor, to the knowledge of the Company, factors likely to give rise to any environmental liability, affecting any of the properties of the Company or any of its subsidiaries that, individually or in the aggregate, would have a Material Adverse Effect and (ii) neither the Company nor any of the subsidiaries has violated any environmental law applicable to it now or previously in effect, other than such violations or infringements that, individually or in the aggregate, have not had and will not have a Material Adverse Effect.

         m. Title. The Company does not own any real property. Any real property and facilities held under lease by the Company or any of its subsidiaries are held by the Company or such subsidiary under valid, subsisting and enforceable leases with such exceptions which have not had and will not have a Material Adverse Effect.

         n. Insurance. The Company and its subsidiaries maintain such insurance relating to their business, operations, assets, key-employees and officers and directors as


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is appropriate to their business, assets and operations, in such amounts and against such risks as are customarily carried and insured against by owners of comparable businesses, assets and operations, and such insurance coverages will be continued in full force and effect to and including the Closing Date other than those insurance coverages in respect of which the failure to continue in full force and effect could not reasonably be expected to have a Material Adverse Effect.

         o. Disclosure. All information relating to or concerning the Company and its subsidiaries set forth in this Agreement or provided to the Purchaser in writing in connection with the transactions contemplated hereby is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any information contained within any of the foregoing related to future events, or the projected future financial performance of the Company, including any financial projections, or descriptions of potential strategic or business relationships between the Company and third parties.

         p. No Brokers. The Company has not engaged any person to which or to whom brokerage commissions, finder's fees, financial advisory fees or similar payments are or will become due in connection with this Agreement or the transactions contemplated.

         q. Tax Status. The Company and each of its subsidiaries has made or filed all federal, state and local income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and has paid all taxes and other governmental assessments and charges, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith, and has set aside on its books provisions adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes claimed to be due by the taxing authority of any jurisdiction. The Company has not executed a waiver with respect to any statute of limitations relating to the assessment or collection of any federal, state or local tax. Except as set forth in Schedule 4(q), none of the Company's tax returns has been or is being audited by any taxing authority.

         r. No General Solicitation. Neither the Company nor any person participating on the Company's behalf in the transactions contemplated hereby has conducted any "general solicitation" or "general advertising" as such terms are used in Regulation D, with respect to any of the Securities being offered hereby.

         s. No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration of the Securities being offered hereby under the Securities Act or cause this offering of Securities to be integrated with any prior offering of securities of the Company for purposes of the Securities Act or any applicable stockholder approval provisions, including, without limitation, the applicable AMEX regulations.

         t. Form S-3 Eligibility. The Company is currently eligible to register the resale of its Common Stock on a registration statement on Form S-3 under the Securities Act. Except as set forth on Schedule 4(t), to the knowledge of the Company, there exist no facts or circumstances (including without limitation any required approvals or waivers of any circumstances that may delay or prevent the obtaining of accountant's consents) that would prohibit or delay the preparation and filing of a registration statement on Form S-3 with respect to the Registrable Securities (as defined in the Registration Rights Agreement).

         u. Qualified Small Business. The Company represents and warrants to the Purchasers that, to the best of its knowledge, the Securities should qualify as "Qualified Small Business Stock" as defined in Section 1202(c) of the Internal Revenue Code of 1986, as amended (the "CODE") as of the date hereof. The Company will use reasonable efforts to comply with the reporting and record keeping requirements of Section 1202 of the Code, any regulations promulgated thereunder and any similar state laws and regulations, and agrees not to repurchase any stock of the Company if such repurchase would cause such Shares not to so qualify as "Qualified Small Business Stock."

         v. Real Property Holding Corporation. Neither the Company nor any subsidiary of the Company is a real property holding corporation within the meaning of Section 897(c)(2) of the Code and any regulations promulgated thereunder.

         w. ERISA. The Company has complied in all material respects with the applicable rules and regulations of the Employee Retirement Income Security Act of 1974, as amended, with respect to any employee benefit plans subject thereto.

         x. Small Business Concern. The Company together with its "affiliates" (as that term is defined in Section 121.103 of Title 13 of the Code of Federal Regulations (the "FEDERAL REGULATIONS")), is a "small business concern" or within the meaning of the Small Business Investment Act of 1958, as amended (the "SMALL BUSINESS ACT"), and the regulations promulgated thereunder, including Section 121.301 of Title 13 of the Federal Regulations (a "SMALL BUSINESS CONCERN"). The information delivered to each Purchaser that is a licensed Small Business Investment Company (an "SBIC PURCHASER") on SBA Forms 480, 652 and 1031 delivered in connection herewith is true and correct. The Company is not ineligible for financing by any SBIC Purchaser pursuant to Section

107.720 of Title 13 of the Federal Regulations. The Company acknowledges that each SBIC Purchaser is a Federal licensee under the Small Business Act.

5.       COVENANTS.


         a. Best Efforts. The parties shall use their best efforts timely to satisfy each of the conditions set forth in Section 6 and
Section 7 of this Agreement.

         b. Form D; Blue Sky Laws. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Purchaser and to counsel for the Purchasers as soon as practicable after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to the Purchasers pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States or obtain exemption therefrom, and shall provide evidence of any such action so taken to each Purchaser and counsel for the Purchasers as soon as practicable after such filing.

         c. Reporting Status. So long as a Purchaser beneficially owns any Securities or has the right to acquire any Securities pursuant to this Agreement, the Company shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

         d. Use of Proceeds. The Company shall use the net proceeds from the sale of the Shares and the Warrants in order to fund the Company's sales and marketing activities, to launch its PlanetCAD initiative, for working capital and for other general corporate purposes, including potential strategic acquisitions, but in no event shall the Company use such net proceeds to repurchase any outstanding securities of the Company or for any other distribution with respect to outstanding securities of the Company.

         e. Expenses. At the Closing, the Company shall pay the reasonable fees and expenses of one counsel to the Purchasers, not to exceed $25,000, and shall reimburse the Purchasers at Closing for the cost of consulting by Russ Henke, not to exceed $5,000 (the
"EXPENSES").

         f. Reservation of Shares. The Company has and shall at all times have authorized and reserved for the purpose of issuance a sufficient number of shares of Common Stock to provide for the issuance of the Shares as provided in Section 2 hereof, and the full exercise of the Warrants and the issuance of the Warrant Shares in connection therewith and as otherwise required hereby and by the Warrants. The Company shall not reduce the number of shares of Common Stock reserved for issuance under this

Agreement (except as a result of the issuance of the Shares hereunder), the Warrants (except as a result of the issuance of the Warrant Shares upon the exercise of the Warrants) or the Registration Rights Agreement, without the consent of the Purchasers.

         g. Listing. Promptly after the Closing Date, the Company shall secure the listing of the Shares and Warrant Shares, in each case, upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed or quoted (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Shares from time to time issuable hereunder and all Warrant Shares from time to time issuable upon exercise of the Warrants. The Company will use its best efforts to continue the listing and trading of its Common Stock on the AMEX, (or, if listing is moved, the New York Stock Exchange ("NYSE") or the Nasdaq National Market ("NASDAQ")) and will comply in all material respects with the Company's reporting, filing and other obligations under the bylaws or rules of the AMEX.

         h. Corporate Existence. So long as any Purchaser beneficially owns any Securities or has the right to acquire any Securities pursuant to this Agreement, the Warrants or the Registration Rights Agreement, the Company shall maintain its corporate existence, except in the event of a merger, consolidation or sale of all or substantially all of the Company's assets, as long as the surviving or successor entity in such transaction assumes the Company's obligations hereunder and under the Warrants and under the agreements and instruments entered into in connection herewith.

         i. No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, shall, directly or indirectly, make any offers or sales of any security or solicit any offers to buy any security under circumstances that would require registration of the Securities being offered hereby under the Securities Act or cause this offering of Securities to be integrated with any prior or future offering of securities of the Company for purposes of the Securities Act or any applicable stockholder approval provisions, including, without limitation, the applicable AMEX regulations.

         j. Designation of Director. For so long as the Purchasers collectively own 10% of the Company's outstanding Common Stock, Capstone Ventures SBIC, L.P. ("CV") shall have the right to designate (the "Designation Rights") a representative to the Company's Board of Directors. The Company shall take all necessary corporate action to cause such nomination to be made at the next annual stockholder meeting for which the annual proxy has not yet been mailed. The CV Director shall be compensated in accordance with the Company's compensation and benefit plans for its outside directors. Subject to applicable fiduciary duties, the Company shall nominate such designees or designee on management's slate of directors at succeeding annual meetings of stockholders.

         k. Restrictions on Purchase. Each Purchaser agrees not to purchase any shares of the Company's Common Stock in the open market or in privately negotiated transactions from non-affiliates for a period of one year from the Closing Date, without the prior approval of the Board of Directors of the Company.

         l. President of Planet CAD Division. The Company will use its best efforts to recruit and retain a senior executive with Internet experience to serve as President of the PlanetCAD division of the Company as soon as practicable after the Closing Date.

         m. Indemnification by the Company. The Company shall indemnify, defend and hold each Purchaser, and each of their respective affiliates, officers, directors, stockholders, employees and agents, harmless with respect to any and all demands, claims, actions, suits, proceedings, assessments, judgments, costs, losses, damages, liabilities and expenses (including, without limitation, reasonable attorneys' fees) ("LOSSES") asserted against, resulting from, imposed upon or incurred by any such indemnified party directly relating to or arising out of: (a) the inaccuracy of any representation or warranty of the Company contained herein or in any instrument or certificate delivered pursuant to this Agreement, and
(b) the breach of any covenant or agreement by the Company.

         n. Indemnification by the Purchasers. Each Purchaser, severally but not jointly, shall indemnify, defend and hold the Company, and its affiliates, officers, directors, stockholders, employees and agents, harmless with respect to any and all Losses asserted against, resulting from, imposed upon or incurred by any such indemnified party directly relating to or arising out of: (a) the inaccuracy of any representation or warranty of such Purchaser contained herein or in any instrument or certificate delivered pursuant to this Agreement, and (b) the breach of any covenant or agreement by such Purchaser.

         o. Certain Covenants Relating to SBA Matters.

                  i. Use of Proceeds. The proceeds from the issuance and sale of the Securities pursuant to this Agreement (the "PROCEEDS") shall be used by the Company for its growth, modernization or expansion. Specifically, the proceeds shall be used as set forth in
Section 5(d). The Company shall provide each SBIC Purchaser and the SBA reasonable access to the Company's books and records for the purpose of confirming the use of Proceeds.

                  ii. Business Activity. For a period of one year following the Closing, the Company shall not change the nature of its business activity if such change would render the Company ineligible as provided in 13 C.F.R. Section 107.720.

                  iii. Compliance. So long as any SBIC Purchaser holds any securities of the Company, the Company will at all times comply with the non-discrimination requirements of 13 C.F.R. Parts 112, 113 and 117.

                  iv. Information for SBIC Investor. Within forty-five
(45) days after the end of each fiscal year and at such other times as an SBIC Investor may reasonably request, the Company shall deliver to such SBIC Purchaser a written assessment, in form and substance satisfactory to such SBIC Purchaser, of the economic impact of such SBIC Purchaser's financing specifying the full-time equivalent jobs created or retained in connection with such investment, and the impact of the financing on the Company's business in terms of profits and on taxes paid by the Company and its employees. Upon request, the Company agrees to promptly provide each SBIC Purchaser with sufficient information to permit such Purchaser to comply with their obligations under the Small Business Act, and the regulations promulgated thereunder and related thereto; provided, however, each SBIC Purchaser agrees that it will protect any information which the Company labels as confidential to the extent permitted by law. Any submission of any financial information under this Section shall include a certificate of the company's president, chief executive officer, treasurer or chief financial officer.

                  v. Books and Records. The Company agrees to provide each SBIC Purchaser and/or the SBA's examiners access to its books and records for the purposes of verifying the certifications made under
Section 107.610 of Title 13 of the Federal Regulations.

6.       CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

         The obligation of the Company hereunder to issue and sell Shares and Warrants to a Purchaser at the Closing hereunder is subject to the satisfaction, at or before the Closing Date, of each of the following conditions thereto; provided, however, that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

         a. The applicable Purchaser shall have executed the signature page to this Agreement and the Registration Rights Agreement, and delivered the same to the Company.

         b. The applicable Purchaser shall have delivered such Purchaser's Investment Amount in accordance with Section 2(b) above.

         c. The representations and warranties of the applicable Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date), and the applicable Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the applicable Purchaser at or prior to the Closing Date.

         d. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

7.       CONDITIONS TO EACH PURCHASER'S OBLIGATION TO PURCHASE SHARES AND
         WARRANTS.

         The obligation of each Purchaser hereunder to purchase Shares and Warrants to be purchased by it hereunder is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for such Purchaser's sole benefit and may be waived by such Purchaser at any time in such Purchaser's sole discretion:

         a. The Company shall have executed the signature pages to this Agreement and the Registration Rights Agreement, and delivered the same to the Purchaser.

         b. The Company shall have instructed its transfer agent to issue to the Purchaser duly executed certificates representing the number of Shares and shall have delivered to the Purchaser duly executed Warrants as provided in Section 2(b) above.

         c. Trading in the Common Stock (or on AMEX generally) shall not have been suspended or be under threat of suspension by the SEC or AMEX.

         d. The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Purchaser shall have received a certificate, executed on behalf of the Company by its Vice President, Administration and Corporate Controller, dated as of the Closing Date, to the foregoing effect and attaching true and correct copies of the resolutions adopted by the Company's Board of Directors authorizing the execution, delivery and performance by the Company of its obligations under this Agreement, the Warrants and the Registration Rights Agreement.

         e. No statute, rule, regulation, executive order, decree, ruling, injunction, action, proceeding or interpretation shall have been enacted, entered, promulgated, endorsed or adopted by any court or governmental authority of competent jurisdiction or any self-regulatory organization, or the staff of any thereof, having authority over the matters contemplated hereby which questions the validity of, or challenges or prohibits the consummation of, any of the transactions contemplated by this Agreement.

         f. The Purchaser shall have received an opinion of the Company's counsel, dated as of the Closing Date, in form and substance acceptable to counsel for the Purchasers.

         g. From the date of this Agreement through the Closing Date, there shall not have occurred any Material Adverse Effect.

         h. The Company shall have provided advance notice to AMEX of the issuance of the Shares and provided the Purchaser with oral or written evidence of the Company's compliance with all applicable rules of AMEX.

         i. Each of the other Purchasers shall have delivered to the Company its Investment Amount and, with respect to the Closing, the aggregate amount to be invested in the Company by all of the Purchasers shall equal approximately $6.9 million.

8.       GOVERNING LAW; MISCELLANEOUS.

         a. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

         b. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement. In the event any signature is delivered by facsimile transmission, the party using such means of delivery shall cause the manually executed Execution Page(s) hereof to be physically delivered to the other party within five (5) days of the execution hereof.

         c. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

         d. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

         e. Entire Agreement; Amendments; Waiver. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchasers make any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the Company and by the Purchasers representing at least two-thirds of the aggregate Investment Amounts. Any waiver by the Purchasers, on the one hand, or the Company, on the other hand, of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision of or any breach of any other provision of this Agreement. The failure of the Purchasers, on the one hand, or the Company, on the other hand to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

         f. Notices. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier or by confirmed telecopy, and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier or confirmed telecopy, in each case addressed to a party. The addresses for such communications shall be:

            If to the Company:

            Spatial Technology Inc.
            2425 55th Street, Ste. 100
            Boulder, CO 80301
            Telephone No.:  303-544-2900
            Facsimile No.:  303-544-3005
            Attention:  Chief Executive Officer

            With a copy to:

            Cooley Godward LLP
            2595 Canyon Blvd., Ste 250
            Boulder, CO 80302
            Telephone No.:  303-546-4000
            Facsimile No.:  303-546-4099
            Attention:  Michael L. Platt, Esq.

If to the Purchaser, to the address set forth under the Purchaser's name on the Execution Page hereto executed by such Purchaser, with a copy to:

            Heller Ehrman White & McAuliffe
            711 Fifth Avenue, 5th Floor
            New York, NY 10022
            Telephone No.:  212-832-8300
            Facsimile No.:  212-832-3353
            Attention:  Stephen M. Davis, Esq.

         Each party shall provide notice to the other parties of any change in address.

         g. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers.

         h. Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by any other person.

         i. Survival. The representations and warranties of the Company and the agreements and covenants set forth in Sections 4, 5 and 8 shall survive the Closing notwithstanding any due diligence investigation conducted by or on behalf of the Purchasers. Moreover, none of the representations and warranties made by the Company herein shall act as a waiver of any rights or remedies a Purchaser may have under applicable federal or state securities laws. The Company agrees to indemnify and hold harmless each Purchaser and each of such Purchaser's officers, directors, employees, partners, members, agents and affiliates for loss or damage relating to the Securities purchased hereunder arising as a result of or related to any breach by the Company of any of its representations or covenants set forth herein, including advancement of expenses as they are incurred.

         j. Publicity. The Company and CV on behalf of the Purchasers shall have the right to review and comment upon the issuance of any press releases, or the filing of any SEC or AMEX filings, or any other public statements with respect to the transactions contemplated hereby. CV shall be provided documents to review at least 48 hours prior to the filing or other issuance thereof except that draft press releases shall be provided to CV at least 24 hours prior to issuance. Within the time period required by the SEC, the Company shall file a Current Report on Form 8-K or other appropriate form with the SEC disclosing the transactions contemplated hereby, if required in the judgment of counsel to the Company.

         k. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

         l. Termination. In the event that the Closing Date shall not have occurred on or before February 28, 2000, unless the parties agree otherwise, this Agreement shall terminate at the close of business on such date. Notwithstanding any termination of this Agreement, any party not in breach of this Agreement shall preserve all rights and remedies it may have against another party hereto for a breach of this Agreement prior to or relating to the termination hereof.

         m. Equitable Relief. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Purchaser by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations hereunder will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Agreement, that a Purchaser shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

         n. Determinations. Except as otherwise expressly provided herein, all consents, approvals and other determinations (other than amendments to the terms and provisions of this Agreement) to be made by the Purchasers pursuant to this Agreement and all waivers to or of any provisions in this Agreement prior to the Closing Date shall be made by Purchasers that have agreed to invest a majority of the aggregate Investment Amounts to be invested by all Purchasers and except as otherwise expressly provided herein, all consents, approvals and other determinations (other than amendments to the terms and provisions of this Agreement) to be made by the Purchasers pursuant to this Agreement and all waivers to or of any provisions in this Agreement after the Closing

Date shall be made by Purchasers that have invested a majority of the aggregate Investment Amounts invested by all Purchasers. Amendments to the terms and provisions of this Agreement shall be made by the Company and by the Purchasers representing at least two-thirds of the aggregate Investment Amounts as provided in Section 8(e) hereof.

             [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the undersigned Purchasers and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first above written.

                               SPATIAL TECHNOLOGY INC.


                               By:
                                  ------------------------------------
                                  Name:  R. Bruce Morgan
                                  Title: President and Chief Executive Officer

                               THE PURCHASERS:


                               By:
                                  ------------------------------------

                              SCHEDULE I


----------------------------------------------------------------------------------------
                    INVESTMENT AMOUNT ($)      NUMBER OF SHARES       NUMBER OF WARRANTS
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
TOTAL                     6,900,000                1,900,000               1,200,000
----------------------------------------------------------------------------------------